DAVID JONES & ASSOC., P.C.
                                    Law Firm

395 Sawdust, # 2148                                          F  (281)  419-0564
The Woodlands, TX  77380                                     P  (281)  419-0584

djones@40actlaw.com                                         sdrake@40actlaw.com
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                                 March 29, 2005

Board of Directors
TANAKA Funds, Inc.
230 Park Avenue, Suite 960
New York, NY  10169

Re: TANAKA Funds, Inc, Post-Effective Amendment # 7 to Registration statement on Form N-1A

Gentlemen:

As counsel to TANAKA Funds, Inc. (the "Company"), a corporation organized under the laws of the State of Maryland, I have been asked to render my opinion with respect to the issuance of an indefinite number of shares of beneficial interest of the Company (the "Shares") representing proportionate interests in The TANAKA Growth Fund (the "Fund"):

Shares of the Fund are a separate series of the Company currently consisting of three classes of shares, only one of which is currently offered to new shareholders, all as more fully described in the Prospectus and Statement of Additional Information contained in Post-effective Amendment # 7 to the
Company's Registration Statement on Form N-1A, to which this opinion is an exhibit, to be filed with the Securities and Exchange Commission.

I have examined copies of the Company's Articles of Incorporation and all amendments and supplements thereto, the Prospectus and Statement of Additional Information contained in the Registration Statement, and such other documents, records and certificates as deemed necessary for the purposes of this opinion. I have not independently verified the authenticity of said documents, but have instead relied oin representations of management and prior legal opinions.

Based on the foregoing, I am of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Prospectus and Statement of Additional Information, will be legally issued, fully paid, and non-assessable by the Company.

Further, I give my permission to include this opinion as an exhibit to the Company's Post-Effective Amendment # 7 to its Registration Statement on Form N-1A.

Very Truly Yours,





/s/  David D. Jones, Esq.
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DAVID JONES & ASSOC., P.C.